                                                 FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                                    RASC SERIES 2006-EMX6 TRUST
---------------------------------------------------------------------------------------------------------------
                                                          (Filed pursuant to Rule 433; SEC File No. 333-131209)

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding Assumptions as to Securities,
Pricing Estimates and Other Information, which should be attached.  Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

GMAC RFC [GRAPHIC OMITTED]

MLN USA  [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART I OF II

$620,490,000 (APPROXIMATE)

RASC SERIES 2006-EMX6 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING CORPORATION
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX6

July 19, 2006

                      GMAC RFC Securities   [GRAPHIC OMITTED][GRAPHIC OMITTED]

          ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES, LLC

EXPECTED TIMING:      Pricing Date:              On or about  July 20, 2006
                      Settlement Date:           On or about  July 28, 2006
                      First Payment Date:        August 25, 2006

STRUCTURE:            Fixed and ARMs:            Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

        STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

Any transactions in the certificates will be effected through Residential Funding Securities, LLC.

The information herein has been provided solely by Residential Funding Securities, LLC. ("RFS") based on information with respect to the mortgage loans provided by Residential Funding Corporation ("RFC") and its affiliates. RFS is a wholly owned subsidiary of RFC.

Neither the issuing entity nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

THE DEPOSITOR HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING A PROSPECTUS)  WITH THE SEC FOR THE OFFERING
TO  WHICH  THIS  COMMUNICATION  RELATES.  BEFORE  YOU  INVEST,  YOU  SHOULD  READ  THE  PROSPECTUS  IN THAT
REGISTRATION  STATEMENT  AND  OTHER  DOCUMENTS  THE  DEPOSITOR  HAS  FILED  WITH THE SEC FOR MORE  COMPLETE
INFORMATION  ABOUT THE  DEPOSITOR AND THE  OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER OR ANY DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT BY
CALLING TOLL-FREE (888) 523-3990.

The  certificates may not be suitable for all investors.  RFS and its affiliates may acquire,  hold or sell positions in these  certificates,  or in related  derivatives,  and may have an  investment  or  commercial banking relationship with the depositor.

No contract of sale for the certificates, written, oral or otherwise, will be effective between RFS and potential purchasers until a preliminary prospectus supplement is delivered by RFS to such potential purchasers and the potential purchaser and RFS enter into a contract after the delivery of such preliminary prospectus supplement.

The certificates referred to in these materials are being sold when, as and if issued.  The issuing entity is not obligated to issue such certificate or any similar certificate and RFS's obligation to deliver such certificate is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of such certificate when, as and if issued by the issuing entity.  You are advised that the terms of the certificates of any series, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus for that series.  You are advised that certificates may not be issued that have the characteristics described in these materials.  RFS's obligation to sell such certificates to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials.  If for any reason RFS does not deliver such certificates, RFS will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the certificates which you have committed to purchase, and none of the issuing entity nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

Investors are urged to read the base prospectus, free writing prospectus or preliminary prospectus supplement and the prospectus supplement and other relevant documents filed or to be filed with the
Securities and Exchange Commission because they contain important information.

The information in this free writing  prospectus is preliminary,  and will be superseded by the preliminary prospectus.  This  free  writing  prospectus  is  being  delivered  to  you  solely  to  provide  you  with information  about the  offering of the  certificates  referred to in this free writing  prospectus  and to solicit an offer to purchase the  certificates,  when,  as and if issued.  Any such offer to purchase  made by you will not be accepted and will not  constitute  a  contractual  commitment  by you to purchase any of the  certificates  until we have  accepted  your  offer to  purchase  certificates.  We will not accept any offer by you to purchase the  certificates,  and you will not have any  contractual  commitment to purchase any of the  certificates  until after you have received the preliminary  prospectus.  You may withdraw your offer to purchase  certificates  at any time prior to our  acceptance  of your offer.  The  information  in this free writing  prospectus  supersedes any information  contained in any prior materials relating to the certificates.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

RFS and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the certificates mentioned herein or derivatives thereof (including options).  Information in these materials is current as of the date appearing on the material only.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these certificates prior to the time of your commitment to purchase any certificates.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these certificates in any state where such offer, solicitation or sale is not permitted.

All assumptions and information in this report reflect RFS's judgment as of this date and are subject to change.  All analyses are based on certain assumptions noted herein and different assumptions could yield substantially different results. You are cautioned that there is no universally accepted method for analyzing financial instruments. You should review the assumptions; there may be differences between these assumptions and your actual business practices. Further, RFS does not guarantee any results and there is no guarantee as to the liquidity of the instruments involved in this analysis.

The decision to adopt any strategy remains your responsibility.  RFS (or any of its affiliates) or their officers, directors, analysts or employees may have positions in certificates, commodities or derivative instruments thereon referred to here, and may, as principal or agent, buy or sell such certificates, commodities or derivative instruments. In addition, RFS may make a market in the certificates referred to herein.

Finally,  RFS has not  addressed the legal,  accounting  and tax  implications  of the analysis with respect to you, and RFS strongly urges you to seek advice from your counsel, accountant and tax advisor.

                                             RASC SERIES 2006-EMX6
                                          $620,490,000 (APPROXIMATE)
                                       CHARACTERISTICS OF THE CERTIFICATES

-------------------------------------------------------------------------------------------------------
CLASS         APPROXIMATE   INTEREST PRINCIPAL    EXPECTED      EXPECTED        FINAL       EXPECTED
                                                                PRINCIPAL
                                                     WAL         WINDOW       SCHEDULED      RATING
                                                  (YRS)(2)     (MONTHS)(2)   DISTRIBUTION  (MOODY'S /
                SIZE(1)      TYPE       TYPE      CALL/MAT      CALL/MAT       DATE(6)        S&P)
------------- ------------- -------- ----------- ------------ -------------- ------------ -------------
A-1 (3)       $252,249,000  Floating    SEQ      1.00 / 1.00  1 - 21 / 1 -    Oct-2030      Aaa/AAA
                                                                   21
                                                              21 - 28 / 21
A-2 (3)         97,037,000  Floating    SEQ      2.00 / 2.00      - 28        Mar-2035      Aaa/AAA
                                                              28 - 71 / 28
A-3 (3) (4)    106,095,000  Floating    SEQ      3.40 / 3.40      - 71        May-2036      Aaa/AAA
                                                              71 - 76 / 71
A-4 (3) (4)     39,011,000  Floating    SEQ      6.30 / 8.54      - 177       July-2036     Aaa/AAA
M-1 (3) (4)                                                   47 - 76 / 47
(5)             25,800,000  Floating    MEZ      4.79 / 5.27      - 151       July-2036     Aa1/AA+
M-2  (3)                                                      44 - 76 / 44
(4) (5)         23,865,000  Floating    MEZ      4.61 / 5.08      - 144       July-2036      Aa2/AA
M-3  (3)                                                      42 - 76 / 42
(4) (5)         14,190,000  Floating    MEZ      4.52 / 4.97      - 137       July-2036      Aa3/AA
M-4  (3)                                                      41 - 76 / 41
(4) (5)         12,254,000  Floating    MEZ      4.48 / 4.91      - 132       July-2036      A1/A+
M-5  (3)                                                      40 - 76 / 40
(4) (5)         12,255,000  Floating    MEZ      4.44 / 4.85      - 126       July-2036       A2/A
M-6  (3)                                                      39 - 76 / 39
(4) (5)         10,964,000  Floating    MEZ      4.41 / 4.80      - 120       July-2036      A3/A-
M-7  (3)                                                      39 - 76 / 39
(4) (5)         10,642,000  Floating    MEZ      4.39 / 4.74      - 114       July-2036    Baa1/BBB+
M-8  (3)                                                      38 - 76 / 38
(4) (5)          8,384,000  Floating    MEZ      4.37 / 4.66      - 106       July-2036     Baa2/BBB
M-9  (3)                                                      38 - 76 / 38
(4) (5)          7,744,000  Floating    MEZ      4.36 / 4.59      - 98        July-2036    Baa3/BBB-
TOTAL         $620,490,000
------------- ------------- -------- ----------- ------------ -------------- ------------ -------------

     NOTES:
(1)     Class sizes subject to a 10% variance.
(2)     Pricing Speed Assumption:
        Fixed: 23% HEP (2.3% CPR in month 1, building to 23% CPR by month 10, and remaining constant at 23%
        CPR thereafter).
        ARMs:  100% PPC (assumes that prepayments start at 2% CPR in month one, increase by approximately
        2.545% each month to 30% CPR in month twelve, and remain at 30% CPR until month 22, from month 23 to month 27, 50% CPR, and from month 28 and thereafter, 35% CPR).
(3)     The pass-through rate on the Class A and Class M Certificates will be equal to the least of (i)
        one-month LIBOR plus the related margin, (ii) the Net WAC Cap Rate and (iii) 14.00% per annum.
(4)     If the 10% optional call is not exercised, the margin on the Class A-3 and Class A-4 Certificates will double and the margin on the Class M Certificates will increase by a 1.5x multiple, in each case beginning on the second Distribution Date after the first possible optional call date.
(5)     The Class M Certificates are not expected to receive principal payments prior to the Stepdown Date.
(6)     For the Class A-1, Class A-2 and Class A-3 Certificates, the Final Scheduled Distribution Date will be calculated assuming no prepayments, losses or delinquencies on the Mortgage Loans, no termination of the Trust on the Optional Termination Date and no Excess Cash Flow on any Distribution Date.  For the
        Class A-4 and Class M Certificates, the Final Scheduled Distribution Date is the Distribution Date in
        the month following the maturity of the latest maturing Mortgage Loan.

ISSUING ENTITY:              RASC Series 2006-EMX6 Trust.

CERTIFICATES:                The Class A-1,  Class  A-2,  Class A-3 and Class A-4  Certificates  (collectively, the "Class A  Certificates")  are backed by first and second lien,  fixed-rate and adjustable-rate  mortgage loans with original  principal  balances that may or may not conform to Freddie Mac limitations (the "Mortgage Loans").

                             The Class M-1,  Class M-2,  Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                             Class M-8 and Class M-9  Certificates  (the "Class M  Certificates"  and  together
                             with  the  Class  A  Certificates,   the  "Offered  Certificates").   The  Offered
                             Certificates  will be offered  pursuant  to the  Prospectus  Supplement  described below.

UNDERWRITERS:                Residential Funding Securities, LLC and J.P. Morgan Securities Inc.

YIELD MAINTENANCE
AGREEMENT PROVIDER:          HSBC Bank USA, National Association.

DEPOSITOR:                   Residential  Asset Securities  Corporation  ("RASC"),  an affiliate of Residential
                             Funding Corporation.

TRUSTEE:                     U.S. Bank National Association

MASTER SERVICER:             Residential Funding  Corporation (the "Seller",  "Master Servicer" or "Residential
                             Funding"),   an  indirect   wholly-owned   subsidiary   of   Residential   Capital
                             Corporation.

SUBSERVICER:                 Primary  servicing  for all of the  mortgage  loans will be  provided  by Mortgage
                             Lenders Network USA, Inc., see Origination and Servicing below.

CUT-OFF DATE:                July 1, 2006 after deducting payments due during the month of July 2006.

SETTLEMENT DATE:             On or about July 28, 2006.

DISTRIBUTION DATES:          25th of each month (or the next  business  day if such day is not a business  day)
                             commencing on August 25, 2006.

FORM OF CERTIFICATES:        Book-entry form through DTC, Clearstream and Euroclear.

MINIMUM DENOMINATIONS:       For the Class A, Class M-1,  Class M-2 and Class M-3  Certificates:  $100,000  and
                             integral  multiples of $1 in excess  thereof;  for the Class M-4 through Class M-9
                             Certificates: $250,000 and integral multiples of $1 in excess thereof.

ERISA CONSIDERATIONS:        Subject to considerations  described in the prospectus,  the Offered  Certificates are  expected to be eligible  for  purchase  by  employee  benefit  plans or other plans or  arrangements  that are subject to ERISA or section  4975 of the Internal
                             Revenue  Code   (collectively,   "Plans"),   subject  to  important   restrictions
                             described  in  the  prospectus  and  prospectus  supplement.   However,  investors
                             should  consult with their  counsel with respect to the  consequences  under ERISA and the Internal  Revenue Code of such a Plan's  acquisition and ownership of such
                             Offered Certificates.

LEGAL INVESTMENTS:           The  Certificates  will  not  constitute  "mortgage  related  securities"  for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA").

TAX STATUS:                  One or more REMIC elections.

MORTGAGE LOANS:
o       The Mortgage  Loans will  consist of first and second lien,  fixed-rate  and  adjustable-rate  mortgage loans  with  original  principal  balances  that  may or may  not  conform  to
                                 Freddie Mac  limitations  (the "Mortgage  Loans").  The pool of Mortgage Loans
                                 described   herein  has  an  approximate   aggregate   principal   balance  of
                                 $655,853,424  as of the Cut-off Date. On the closing date,  the Mortgage Loans will have an approximate  aggregate  principal  balance of  $645,000,000 as of the Cut-off Date.

o       As of the Cut-off Date,  approximately 6.85% of the pool of Mortgage Loans described herein provide for an initial interest only period of up to ten years.

SILENT SECONDS:              The mortgaged properties relating to approximately 48.00% of the statistical pool of first-lien Mortgage Loans, which are included in this pool are subject to a second-lien mortgage loan, ("Silent Seconds"), based solely on the
                             information made available to the Depositor.   The weighted average combined
                             original loan-to-value ratio of the Mortgage Loans, including the Silent Seconds
                             91.53%.

THE ORIGINATOR AND
SUBSERVICER:                 Mortgage  Lenders  Network  USA,  Inc.  originated  all  of the  Mortgage  Loans.
                             Mortgage Lenders Network USA, Inc.  originates loans through a nationwide  network of retail production  branches,  independent mortgage brokers approved by Mortgage
                             Lenders  Network USA, Inc. and also through its  correspondent  lending  division.
                             The  executive  offices of  Mortgage  Lenders  Network  USA,  Inc.  are located in
                             Middletown, Connecticut.

                             Residential Funding acquired all of the mortgage loans from Emax Financial
                             Group, LLC. Emax Financial Group, LLC, is a mortgage banking company engaged in the mortgage banking business, which consists of acquisition and sale of residential mortgage loans secured primarily by one- to four-unit family residences, and the purchase and sale of mortgage servicing rights.

                             Primary  servicing  will be  provided  by  Mortgage  Lenders  Network  USA,  Inc.
                             Mortgage  Lenders  Network  USA,  Inc.  is an  approved  Fannie  Mae  and  Freddie
                             Mac servicer.

                             Performance information for certain Mortgage Lenders Network transactions is currently available at www.gmacrfcstaticpool.com.

PREPAYMENT ASSUMPTIONS:
o       Fixed - 23% HEP (2.3% CPR in month 1,  building to 23% CPR by month 10, and  remaining  constant at 23%
                                 CPR thereafter).
o       ARMs - 100% PPC  (assumes  that  prepayments  start at 2% CPR in month one,  increase by  approximately
                                 2.545%  each  month to 30% CPR in month  twelve,  and  remain at 30% CPR until month  22,  from  month  23 to  month  27,  50%  CPR,  and  from  month 28 and thereafter, 35% CPR).

OPTIONAL CALL:               If the aggregate  principal  balance of the Mortgage  Loans falls below 10% of the aggregate  principal  balance of the  Mortgage  Loans as of the Cut-Off  Date (the
                             "Optional  Call Date"),  the master  servicer or its designee  may  terminate  the trust.  The  exercise  of the  optional  call may be  subject  to  limitations  as described in the prospectus supplement.
BASIS RISK
SHORTFALL:                   With respect to any class of the Class A and Class M Certificates and any
                             Distribution Date on which the Net WAC Cap Rate is used to determine the pass-through rate of that class of Class A and Class M Certificates, an amount equal to the excess of (i) accrued certificate interest for that class calculated at a rate (not to exceed 14.00% per annum) equal to One-Month LIBOR plus the related margin, over (ii) accrued certificate interest for that class calculated using the Net WAC Cap Rate.

BASIS RISK SHORTFALL
CARRY-FORWARD AMOUNTS:       With respect to each class of the Class A and Class M Certificates and any
                             Distribution Date, an amount equal to the aggregate amount of Basis Risk
                             Shortfall for that class on that Distribution Date, plus any unpaid Basis Risk
                             Shortfall from prior Distribution Dates, plus interest thereon to the extent previously unreimbursed by Excess Cash Flow, at a rate equal to the related pass-through rate for that class.

AVAILABLE DISTRIBUTION
AMOUNT:                      For any distribution date, an amount generally equal to the sum of the following amounts, net of amounts reimbursable to the master servicer and any subservicer:

                             O   the aggregate amount of scheduled payments on the mortgage loans due during the related due period and received on or prior to the related determination date, after deduction of the master servicing fees and any subservicing fees in respect of the mortgage loans for that distribution date;

                             O   unscheduled payments, including mortgagor prepayments on the mortgage loans, insurance proceeds, liquidation proceeds and subsequent recoveries from the mortgage loans, and proceeds from repurchases of and substitutions for the mortgage loans occurring during the preceding calendar month; and

                             O   all advances made for that distribution date in respect of the mortgage loans.

                             The Prospectus  Supplement will describe any  adjustments  that may be made to the
                             Available Distribution Amount.

RELIEF ACT SHORTFALLS:       With respect to any  Distribution  Date, the shortfall,  if any, in collections of interest  resulting from the Service Members Civil Relief Act, as amended,  or any similar  legislation  or  regulation.  Relief  Act  Shortfalls  will be covered by available  Excess Cash Flow in the current  period only. Any Relief Act Shortfalls allocated to the  Certificates  for the current  period not covered by Excess Cash
                             Flow in the current period will remain unpaid.

CREDIT ENHANCEMENT:          A.  SUBORDINATION.

                             Credit  enhancement  for the Class A Certificates  will include the  subordination of the Class M  Certificates.  Credit  enhancement  for the  Class M  Certificates will include the  subordination  of each class of the Class M Certificates  with a lower payment priority.

                             INITIAL SUBORDINATION (INCLUDING THE INITIAL OVERCOLLATERALIZATION AMOUNT):

---------------- ---------------- ------------ -------------
CLASS               EXPECTED        INITIAL       AFTER
                     RATING         CREDIT      STEP-DOWN
                 (MOODY'S / S&P)    SUPPORT      SUPPORT
---------------- ---------------- ------------ -------------

---------------- ---------------- ------------ -------------
Class A              Aaa/AAA        23.35%        46.70%
---------------- ---------------- ------------ -------------
Class M-1            Aa1/AA+        19.35%        38.70%
---------------- ---------------- ------------ -------------
Class M-2            Aa2/AA         15.65%        31.30%
---------------- ---------------- ------------ -------------
Class M-3            Aa3/AA         13.45%        26.90%
---------------- ---------------- ------------ -------------
Class M-4             A1/A+         11.55%        23.10%
---------------- ---------------- ------------ -------------
Class M-5             A2/A           9.65%        19.30%
---------------- ---------------- ------------ -------------
Class M-6             A3/A-          7.95%        15.90%
---------------- ---------------- ------------ -------------
Class M-7           Baa1/BBB+        6.30%        12.60%
---------------- ---------------- ------------ -------------
Class M-8           Baa2/BBB         5.00%        10.00%
---------------- ---------------- ------------ -------------
Class M-9           Baa3/BBB-        3.80%        7.60%
---------------- ---------------- ------------ -------------

                             For any class of Certificates, the Initial Credit Support is the aggregate certificate principal balance of all Certificates subordinate to such class as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  The initial Credit Support includes the initial
                             Overcollateralization Amount.

B.  OVERCOLLATERALIZATION ("OC")

----------------------------------------- ----------------------
INITIAL (% ORIG.)                                 3.80%
OC TARGET (% ORIG.)                               3.80%
OC FLOOR (% ORIG.)                                0.50%
OC STEPDOWN TARGET (% CURRENT)                    7.60%
OC HOLIDAY                                        None
----------------------------------------- ----------------------

C.      EXCESS SPREAD *

                             Initially  equal to  approximately  288 basis  points  per  annum,  for the 28 day initial accrual period.

                             * - Excess  Spread  is  calculated  on a 30/360  basis  and at the  Pricing  Speed
                                                          Assumption.

D.      YIELD MAINTENANCE AGREEMENT.

                             Any amounts payable under the Yield Maintenance Agreement on each Distribution
                             Date will be included in Excess Cash Flow and will be distributed in accordance with the priority set forth below under "Excess Cash Flow Distributions."

EXCESS CASH FLOW
DISTRIBUTIONS:               On any Distribution Date, the Excess Cash Flow will be allocated among the
                             Certificates as set forth in the Prospectus Supplement in the following order of priority:

(1)     as  part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A and  Class M
                                 Certificates  in  reduction  of  their  certificate  principal  balances,  the principal  portion  of  realized  losses  previously  allocated  to reduce the certificate  principal  balance  of any  Class A or Class M  Certificates  and remaining unreimbursed, but only to the extent of subsequent recoveries;

(2)     as  part of the  Principal  Distribution  Amount,  to pay to the  holders  of the  Class A and  Class M
                                 Certificates  in  reduction  of  their  certificate  principal  balances,  the principal  portion of realized  losses  incurred on the Mortgage Loans for the preceding calendar month;

(3)     to pay the  holders  of the  Class A and Class M  Certificates  as part of the  Principal  Distribution
                                 Amount, any Overcollateralization Increase Amount;

(4)     to pay the  holders  of  Class A and  Class M  Certificates,  the  amount  of any  prepayment  interest shortfalls  allocated thereto for that Distribution  Date, on a pro rata basis based on prepayment interest  shortfalls  allocated thereto, to the extent not covered by the Eligible Master  Servicing  Compensation  on that  Distribution
                                 Date;

(5)     to pay to the  holders of the Class A and Class M  Certificates,  any  prepayment  interest  shortfalls
                                 remaining  unpaid  from  prior   Distribution  Dates  together  with  interest
                                 thereon,  on a pro rata basis based on unpaid prepayment  interest  shortfalls previously allocated thereto;

(6)     to pay to the holders of the Class A  Certificates,  on a pro rata basis,  based on the amount of Basis
                                 Risk Shortfall  Carry-Forward Amounts previously allocated thereto that remain unreimbursed,  and then the  Class M  Certificates,  in the  order of  payment priority,  the  amount  of any Basis  Risk  Shortfall  Carry-Forward  Amounts,
                                 remaining unpaid as of that Distribution Date;

(7)     to pay to the  holders  of the  Class  A and  Class  M  Certificates,  the  amount  of any  Relief  Act
                                 Shortfalls  allocated  thereto,  on a pro  rata  basis  based  on  Relief  Act
                                 Shortfalls allocated thereto for that Distribution Date;

(8)     to pay to the  holders  of the  Class A  Certificates,  on a pro rata  basis,  based on the  amount  of realized losses  previously  allocated  thereto that remain  unreimbursed  and then to the  Class M  Certificates,  in the  order of  payment  priority,  the principal  portion of any realized losses  previously  allocated  thereto that remain unreimbursed; and

(9)      to pay to the  holders  of the  Class  SB  Certificates  and the  Class  R  Certificates  any  balance remaining,  in  accordance  with  the  terms  of  the  pooling  and  servicing agreement.

                             On any Distribution  Date, the amounts  described in clause (2) and (3) above will be paid  first  from  Excess  Cash Flow for that  Distribution  Date,  other  than amounts  received  by the  trustee  under the  Yield  Maintenance  Agreement,  and
                             second  from  amounts  received  by  the  trustee  under  the  Yield   Maintenance
                             Agreement.

INTEREST ACCRUAL PERIOD:     From  and  including  the  preceding  Distribution  Date  (for the  first  accrual period,  the closing date) up to but excluding  the current  Distribution  Date on an actual/360 basis.

PASS-THROUGH RATES:          On each  Distribution  Date,  the  Pass-Through  Rate on each class of the Class A and Class M  Certificates  will be a per annum  rate equal to the least of (x) for any  Distribution  Date which occurs prior to the second  Distribution  Date after the first  possible  Optional Call Date,  One-Month  LIBOR plus the related margin for such class,  and  beginning  on the second  Distribution  Date after the first possible  Optional  Call  Date,  (1) with  respect  to the Class A-3 and Class A-4
                             Certificates,  One-Month  LIBOR plus 2 times the initial  related  margin for such class,  and (2) with  respect to the Class M  Certificates,  One-Month  LIBOR plus
                             1.5 times the initial  related margin of such class,  (y) the Net WAC Cap Rate and
                             (z) 14.00% per annum.

NET WAC
CAP RATE:                    For any  Distribution  Date,  a per annum rate  (which will not be less than zero)
                             equal to the  weighted  average of the Net Mortgage  Rates of the  Mortgage  Loans using the Net  Mortgage  Rates in effect for the  scheduled  payments  due on such
                             Mortgage  Loans during the related due period,  multiplied by a fraction  equal to
                             30 divided by the actual number of days in the related Interest Accrual Period.

NET MORTGAGE RATE:           With  respect  to any  Mortgage  Loan,  the  mortgage  rate  minus (a) the  master servicing fee and (b) the sub-servicing fee.

ELIGIBLE MASTER
SERVICING COMPENSATION:      For any  Distribution  Date, an amount equal to the lesser of (a)  one-twelfth  of
                             0.125%  of  the  stated  principal  balance  of  the  Mortgage  Loans  immediately preceding  that  Distribution  Date,  and (b) the sum of the master  servicing fee payable to the Master Servicer in respect of its master  servicing  activities and reinvestment  income  received  by the Master  Servicer  on amounts  payable  with respect to that  Distribution  Date with  respect to the  Mortgage  Loans.  Excess
                             Cash Flow may also be available to cover prepayment interest  shortfalls,  subject to the priority of distribution for Excess Cash Flow.

ADVANCES:                    The Master Servicer will advance  delinquent  principal and interest to the extent the advance is recoverable from future collections on the Mortgage Loans.

OVERCOLLATERALIZATION AMOUNT:       With  respect to any  Distribution  Date,  the  excess,  if any, of (a) the aggregate stated  principal  balance of the Mortgage Loans before giving effect to distributions  of principal  to be made on that  Distribution  Date,  over (b) the aggregate  certificate  principal balance of the Class A and Class M Certificates, as of such date,  before  taking into  account  distributions  of  principal to be made on that Distribution Date.

REQUIRED
OVERCOLLATERALIZATION AMOUNT:       With respect to any  Distribution  Date (i) prior to the Stepdown  Date, an amount equal to 3.80% of the aggregate  stated  principal  balance of the Mortgage
                             Loans as of the  Cut-off  Date,  (ii) on or after the  Stepdown  Date  provided  a
                             Trigger  Event is not in  effect,  the  greater  of (x) 7.60% of the then  current aggregate  outstanding  principal  balance  of the  Mortgage  Loans  after  giving effect  to  distributions  to be  made  on  that  Distribution  Date  and  (y) the
                             Overcollateralization  Floor or (iii) on or after the related  Stepdown  Date if a
                             Trigger  Event is in effect,  the  Required  Overcollateralization  Amount for the
                             immediately  preceding  Distribution  Date.  The  Required   Overcollateralization
                             Amount  may be  reduced  from  time  to  time  with  notification  to  the  rating agencies.

OVERCOLLATERALIZATION FLOOR:        0.50% of the aggregate stated  principal  balance of the Mortgage Loans, as of the Cut-Off Date.

STEPDOWN DATE:               The  earlier to occur of (i) the  Distribution  Date  immediately  succeeding  the
                             Distribution  Date on which the  aggregate  certificate  principal  balance of the
                             Class A  Certificates  has been  reduced to zero or (ii) the later to occur of (x)
                             the  Distribution  Date in  August  2009 and (y) the  first  Distribution  Date on which the Senior Enhancement Percentage is greater than or equal to 46.70%.
OVERCOLLATERALIZATION
INCREASE AMOUNT:             With  respect  to any  Distribution  Date,  an amount  equal to the  lesser of (i)
                             available  Excess Cash Flow  available  for  payment of the  Overcollateralization
                             Increase  Amount on that  Distribution  Date,  as  provided  in  clause  (3) under
                             "Excess Cash Flow  Distributions" and (ii) the excess, if any, of (x) the Required
                             Overcollateralization   Amount   for   that   Distribution   Date   over  (y)  the
                             Overcollateralization Amount for that Distribution Date.

OVERCOLLATERALIZATION
REDUCTION AMOUNT:            With respect to any Distribution  Date for which the Excess  Overcollateralization
                             Amount is, or would be, after taking into  account all other  distributions  to be made on that Distribution  Date,  greater than zero, an amount equal to the lesser of (i) the  Excess  Overcollateralization  Amount for that  Distribution  Date and
                             (ii) Principal Remittance Amount for that Distribution Date.

EXCESS OVERCOLLATERALIZATION
AMOUNT:                      With   respect  to  any   Distribution   Date,   the   excess,   if  any,  of  the
                             Overcollateralization Amount over the Required Overcollateralization Amount.

EXCESS CASH FLOW:            For  any  Distribution  Date,  the  sum of (a) the  excess  of (1)  the  Available
                             Distribution  Amount  for  that  distribution  date  over  (2)  the sum of (x) the interest  distribution  amount for the Certificates for that Distribution Date and
                             (y) the lesser of (i) the aggregate  certificate  principal balance of the Offered
                             Certificates  immediately  prior to such  Distribution Date and (ii) the Principal
                             Remittance  Amount  for that  Distribution  Date to the  extent  not needed to pay
                             interest  on  the  Offered   Certificates  on  such  Distribution  Date,  (b)  any
                             Overcollateralization  Reduction  Amount and (c) any amounts received by the trust under the Yield  Maintenance  Agreement for that  Distribution  Date.  Excess Cash
                             Flow  may be  used  to  protect  the  Class A and  Class  M  Certificates  against realized  losses by making an additional  payment of principal up to the amount of
                             the  realized  losses  to  the  extent   described  above  in  "Excess  Cash  Flow
                             Distributions".

TRIGGER EVENT:
                             A  Trigger  Event is in effect on any  Distribution  Date if either  (i) the three month average of the related Sixty-Plus Delinquency  Percentage,  as determined on that  Distribution  Date and the  immediately  preceding two  Distribution  Dates, equals or exceeds 34.26% of the Senior  Enhancement  Percentage or (ii) cumulative realized  losses on the Mortgage  Loans as a percentage  of the initial  aggregate principal  balance  of the  Mortgage  Loans  as of the  Cut-off  Date  exceed  the following amounts:

---------------------- ------------------------------------------------------------------
                                                 LOSS TRIGGER
---------------------- ------------------------------------------------------------------
Months 25-36           1.75% in the first month plus an additional 1/12th of 2.20% for every month thereafter
                       3.95% in the first month plus an additional 1/12th of 2.20% for
Months 37-48           every month thereafter
                       6.15% in the first month plus an additional 1/12th of 1.75% for
Months 49-60           every month thereafter
                       7.90% in the first month plus an additional 1/12th of 0.95% for
Months 61-72           every month thereafter
Months 73 and
thereafter             8.85%
---------------------- ------------------------------------------------------------------

SIXTY-PLUS DELINQUENCY
PERCENTAGE:                  With respect to any  Distribution  Date, the fraction,  expressed as a percentage, equal to (x) the aggregate  stated  principal  balance of the Mortgage  Loans that are 60 or more days  delinquent  in payment of  principal  and  interest  for that
                             Distribution  Date,  including  Mortgage  Loans in bankruptcy  that are 60 or more days  delinquent,  foreclosure  or REO,  over (y) the aggregate  stated  principal balance of the Mortgage Loans immediately preceding that Distribution Date.

SENIOR
ENHANCEMENT PERCENTAGE:      For any  Distribution  Date,  the  percentage  obtained by dividing (x) the sum of
                             (i) the aggregate  certificate  principal  balance of the Class M Certificates and
                             (ii) the  Overcollateralization  Amount, in each case prior to the distribution of the aggregate  Principal  Distribution  Amount on such  Distribution  Date, by (y)
                             the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

PRINCIPAL
DISTRIBUTION AMOUNT:
                             On any  Distribution  Date,  the  lesser of (a) the  excess of  (i) the  Available
                             Distribution  Amount  plus for  inclusion  in  Excess  Cash Flow for  purposes  of clause  (b)(v) and (vi) in this  definition,  the amounts  received by the trustee under the Yield  Maintenance  Agreement for that  Distribution  Date to the extent set  forth in  clauses  (2) and (3)  under the  "Excess  Cash Flow  Distributions"
                             above,  over (ii) the  interest  distribution  amount and (b) the aggregate amount described below:

                             (i)    the  principal  portion of all scheduled  monthly  payments on the Mortgage
                                    Loans received or advanced with respect to the related due period;

                             (ii)   the  principal  portion  of all  proceeds  of the  repurchase  of  Mortgage
                                    Loans,  or,  in  the  case  of  a  substitution,   amounts  representing  a
                                    principal  adjustment,  as required by the pooling and servicing  agreement during the preceding calendar month;

                             (iii)  the  principal  portion  of all other  unscheduled  collections  other than
                                    subsequent   recoveries,   received  on  the  Mortgage   Loans  during  the
                                    preceding  calendar  month,  or deemed to be received  during the preceding calendar month, including,  without limitation,  full and partial principal
                                    prepayments  made  by  the  respective   mortgagors,   to  the  extent  not
                                    distributed in the preceding month;

                             (iv)   the lesser of  (a) subsequent  recoveries  for that  distribution  date and
                                    (b) the  principal portion of any realized losses allocated to any class of offered certificates on a prior distribution date and remaining unpaid;

                             (v)    the lesser of (a) the Excess Cash Flow for that  distribution  date, to the extent not used in clause (b)  (iv) above on such  Distribution  Date,  and
                                    (b) the  principal  portion of any realized losses  incurred,  or deemed to have been incurred,  on any Mortgage Loans in the calendar month  preceding that  Distribution  Date to the extent covered by Excess Cash Flow for that
                                    Distribution  Date as described  under  "--Excess  Cash Flow  Distributions"
                                    above; and

                             (vi)   the lesser of (a) the Excess Cash Flow for that  Distribution  Date, to the extent  not  used  pursuant  to  clause  (b)  (iv)  and (v)  above  on such
                                    Distribution   Date,  and  (b) the  amount  of  any   Overcollateralization
                                    Increase  Amount  for that  Distribution  Date,  to the  extent  covered by
                                    Excess Cash Flow for that  Distribution  Date as  described  under  "Excess
                                    Cash Flow Distributions" above;
                             minus

                             (vii)  the  amount  of  any   Overcollateralization   Reduction  Amount  for  that
                                    Distribution Date; and

                             (viii) any capitalization reimbursement amount.

                             In no event will the Principal  Distribution  Amount on any  Distribution  Date be
                             less than zero or greater than the  outstanding  aggregate  certificate  principal balance of the Class A Certificates and Class M Certificates.

PRINCIPAL REMITTANCE
AMOUNT:                      For any  Distribution  Date, the sum of the following  amounts:  (i) the principal portion of all  scheduled  monthly  payments  on the  Mortgage  Loans  received or advanced  with respect to the related due period;  (ii) the  principal  portion of
                             all  proceeds  of  the   repurchase   of  Mortgage   Loans  or,  in  the  case  of
                             substitution,  amounts  representing  a  principal  adjustment  as required in the pooling and servicing  agreement  during the preceding  calendar month;  and (iii)
                             the  principal  portion  of all  other  unscheduled  collections  received  on the
                             Mortgage   Loans  during  the  preceding   calendar   month   including,   without
                             limitation,  full  and  partial  principal  prepayments  made  by  the  respective mortgagors,  to the extent not  distributed  in the preceding  month but excluding subsequent recoveries.

INTEREST
DISTRIBUTIONS:               Distributions  to the  holders  of the  Certificates  will  be made  generally  as follows:
                             From the Available  Distribution  Amount  remaining after payment of certain fees and expenses,  distribution  of accrued and unpaid  interest (less any prepayment interest Shortfalls not covered by Eligible Master Servicing  Compensation or any
                             Relief Act  shortfalls) to the holders of  Certificates,  in the following  order of priority:

(i)     To each  class of the Class A  Certificates,  on a pro-rata  basis,  based on the  accrued  certificate interest accrued thereon
(ii)    To the Class M-1 Certificates;
(iii)   To the Class M-2 Certificates;
(iv)    To the Class M-3 Certificates;
(v)     To the Class M-4 Certificates;
(vi)    To the Class M-5 Certificates;
(vii)   To the Class M-6 Certificates;
(viii)  To the Class M-7 Certificates;
(ix)    To the Class M-8 Certificates; and
(x)     To the Class M-9 Certificates.

PRINCIPAL DISTRIBUTIONS:
                              The Principal Distribution Amount will be distributed as follows:

(i)     To the Class A Certificates,  the Class A Principal Distribution Amount, sequentially to the Class A-1,
                                   Class A-2, Class A-3 and Class A-4  Certificates  in that order,  until the certificate principal balances thereof are reduced to zero;
(ii)    To the Class M-1  Certificates,  the Class M-1 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-1 Certificates is reduced to zero;
(iii)   To the Class M-2  Certificates,  the Class M-2 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-2 Certificates is reduced to zero;
(iv)    To the Class M-3  Certificates,  the Class M-3 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-3 Certificates is reduced to zero;
(v)     To the Class M-4  Certificates,  the Class M-4 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-4 Certificates is reduced to zero;
(vi)    To the Class M-5  Certificates,  the Class M-5 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-5 Certificates is reduced to zero;
(vii)   To the Class M-6  Certificates,  the Class M-6 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-6 Certificates is reduced to zero;
(viii)  To the Class M-7  Certificates,  the Class M-7 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-7 Certificates is reduced to zero;
(ix)    To the Class M-8  Certificates,  the Class M-8 Principal  Distribution  Amount,  until the  certificate principal  balance  of the Class M-8  Certificates  is reduced to zero;
                                   and
(x)     To the Class M-9  Certificates,  the Class M-9 Principal  Distribution  Amount,  until the  certificate principal balance of the Class M-9 Certificates is reduced to zero.

CLASS A PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date, the Principal  Distribution  Amount for that Distribution Date or (ii) on or
                             after  the  Stepdown   Date  if  a  Trigger  Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o       the Principal Distribution Amount for that Distribution Date; and
                             the excess,  if any, of (A) the  aggregate  certificate  principal  balance of the
                             Class A  Certificates  immediately  prior to that  Distribution  Date over (B) the lesser of (x) the  product  of (1) the  applicable  Subordination  Percentage  and
                             (2) the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the  aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to  distributions  to be made on that  Distribution  Date,  over the
                             Overcollateralization Floor.

CLASS M-1 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A  Principal  Distribution  Amount or (ii) on or
                             after  the  Stepdown   Date  if  a  Trigger  Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A Principal Distribution Amount; and
o       the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A
                                 Certificates  (after  taking into account the payment of the Class A Principal
                                 Distribution  Amount  for  that  Distribution  Date)  and (2) the  certificate principal  balance  of the Class M-1  Certificates  immediately  prior to that
                                 Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of  (1)  the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-2 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A and Class M-1 Principal  Distribution  Amounts
                             or (ii) on or after  the  Stepdown  Date if a Trigger  Event is not in effect  for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A and Class M-1 Principal Distribution Amounts; and
o       the excess,  if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A and Class M-1  Certificates  (after  taking  into  account  the payment of the
                                 Class A and Class M-1  Principal  Distribution  Amounts for that  Distribution
                                 Date) and (2) the certificate  principal balance of the Class M-2 Certificates immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-3 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date
                             after   distribution   of  the  Class  A,  Class  M-1  and  Class  M-2   Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1 and Class M-2 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1 and Class M-2  Certificates  (after  taking into account the payment of the Class A, Class M-1 and Class M-2  Principal  Distribution  Amounts  for
                                 that  Distribution  Date) and (2) the  certificate  principal  balance  of the
                                 Class M-3 Certificates  immediately  prior to that  Distribution Date over (B)
                                 the lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to  distributions to be made on that  Distribution  Date and (y)
                                 the  excess,  if  any,  of  the  aggregate  stated  principal  balance  of the
                                 Mortgage  Loans  after  giving  effect  to  distributions  to be  made on that
                                 Distribution Date, over the Overcollateralization Floor.

CLASS M-4 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2 and Class M-3 Principal
                             Distribution  Amounts or (ii) on or after the Stepdown  Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1,  Class M-2 and Class M-3  Certificates  (after  taking into account the  payment  of the Class A,  Class  M-1,  Class M-2 and Class M-3  Principal
                                 Distribution  Amounts  for that  Distribution  Date)  and (2) the  certificate principal  balance  of the Class M-4  Certificates  immediately  prior to that
                                 Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of  (1)  the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-5 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1, Class M-2, Class M-3 and Class M-4
                             Principal  Distribution  Amounts  or  (ii)  on or  after  the  Stepdown  Date if a
                             Trigger Event is not in effect for that Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A,  Class  M-1,  Class  M-2,  Class M-3 and Class M-4  Principal  Distribution
                                 Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1, Class M-2, Class M-3 and Class M-4 Certificates  (after taking into account the payment of the Class A, Class M-1,  Class M-2, Class M-3 and Class
                                 M-4 Principal  Distribution  Amounts for that  Distribution  Date) and (2) the certificate principal balance of the Class M-5 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-6 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4
                             and Class M-5  Principal  Distribution  Amounts  or (ii) on or after the  Stepdown
                             Date if a Trigger Event is not in effect for that  Distribution  Date,  the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A,  Class  M-1,  Class  M-2,  Class  M-3,  Class M-4 and  Class M-5  Principal
                                 Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5  Certificates  (after taking into  account the payment of the Class A, Class M-1,  Class M-2,  Class
                                 M-3,  Class  M-4  and  Class  M-5  Principal   Distribution  Amount  for  that
                                 Distribution Date) and (2) the certificate  principal balance of the Class M-6
                                 Certificates  immediately  prior to that Distribution Date over (B) the lesser of (x) the product of (1) the applicable  Subordination Percentage and (2) the aggregate stated  principal  balance of the Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (y) the excess, if any, of the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

CLASS M-7 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                             Class M-5 and Class M-6  Principal  Distribution  Amounts  or (ii) on or after the
                             Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A,  Class  M-1,  Class M-2,  Class  M-3,  Class  M-4,  Class M-5 and Class M-6
                                 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class  M-1,  Class  M-2,  Class  M-3,  Class  M-4,  Class  M-5 and  Class  M-6
                                 Certificates  (after  taking  into  account  the payment of the Class A, Class
                                 M-1,  Class M-2,  Class  M-3,  Class  M-4,  Class M-5 and Class M-6  Principal
                                 Distribution  Amounts  for that  Distribution  Date)  and (2) the  certificate principal  balance  of the Class M-7  Certificates  immediately  prior to that
                                 Distribution  Date  over  (B)  the  lesser  of (x)  the  product  of  (1)  the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-8 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                             Class M-5,  Class M-6 and Class M-7 Principal  Distribution  Amounts or (ii) on or
                             after  the  Stepdown   Date  if  a  Trigger  Event  is  not  in  effect  for  that
                             Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1,  Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class
                                 M-7 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6 and Class
                                 M-7 Certificates  (after taking into account the payment of the Class A, Class
                                 M-1,  Class M-2,  Class M-3,  Class  M-4,  Class M-5,  Class M-6 and Class M-7
                                 Principal  Distribution  Amounts  for  that  Distribution  Date)  and  (2) the certificate principal balance of the Class M-8 Certificates  immediately prior to that  Distribution  Date over (B) the lesser of (x) the  product of (1) the applicable  Subordination  Percentage and (2) the aggregate  stated  principal balance of the Mortgage Loans after giving effect to  distributions to be made on that  Distribution Date and (y) the excess, if any, of the aggregate stated
                                 principal  balance of the Mortgage Loans after giving effect to  distributions to be made on that Distribution Date, over the Overcollateralization Floor.

CLASS M-9 PRINCIPAL
DISTRIBUTION AMOUNT:         With  respect to any  Distribution  Date (i) prior to the  Stepdown  Date or on or after the  Stepdown  Date if a Trigger  Event is in effect  for that  Distribution
                             Date,  the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A, Class M-1,  Class M-2,  Class M-3, Class M-4,
                             Class M-5,  Class M-6, Class M-7 and Class M-8 Principal  Distribution  Amounts or
                             (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that
                             Distribution Date, the lesser of:

o       the remaining Principal  Distribution Amount for that Distribution Date after distribution of the Class
                                 A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6, Class
                                 M-7 and Class M-8 Principal Distribution Amounts; and
o       the excess, if any, of (A) the sum of (1) the aggregate  certificate  principal balance of the Class A,
                                 Class M-1,  Class M-2,  Class M-3,  Class M-4, Class M-5, Class M-6, Class M-7
                                 and Class M-8  Certificates  (after  taking  into  account  the payment of the
                                 Class A, Class M-1,  Class M-2,  Class M-3,  Class M-4,  Class M-5, Class M-6,
                                 Class M-7 and Class M-8 Principal  Distribution  Amounts for that Distribution
                                 Date) and (2) the certificate  principal balance of the Class M-9 Certificates immediately  prior to that  Distribution  Date over (B) the  lesser of (x) the product of (1) the applicable  Subordination  Percentage and (2) the aggregate stated  principal  balance  of the  Mortgage  Loans  after  giving  effect  to distributions  to be made on that  Distribution  Date and (y) the  excess,  if any, of the aggregate  stated  principal  balance of the Mortgage  Loans after giving effect to distributions to be made on that Distribution  Date, over the
                                 Overcollateralization Floor.

SUBORDINATION
PERCENTAGE:                  As to any class of Class A or Class M  Certificates,  the  respective  approximate percentage set forth below:

----------------- -------------------- ---------------
CLASS                  EXPECTED        SUBORDINATION
                        RATING
                    (MOODY'S / S&P)          %
----------------- -------------------- ---------------
Class A                 Aaa/AAA            53.30%
----------------- -------------------- ---------------
Class M-1               Aa1/AA+            61.30%
----------------- -------------------- ---------------
Class M-2               Aa2/AA             68.70%
----------------- -------------------- ---------------
Class M-3               Aa3/AA             73.10%
----------------- -------------------- ---------------
Class M-4                A1/A+             76.90%
----------------- -------------------- ---------------
Class M-5                A2/A              80.70%
----------------- -------------------- ---------------
Class M-6                A3/A-             84.10%
----------------- -------------------- ---------------
Class M-7              Baa1/BBB+           87.40%
----------------- -------------------- ---------------
Class M-8              Baa2/BBB            90.00%
----------------- -------------------- ---------------
Class M-9              Baa3/BBB-           92.40%
----------------- -------------------- ---------------

SUBSEQUENT RECOVERIES:       Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to Mortgage
                             Loans that have been  previously  liquidated  and that have resulted in a realized loss.

ALLOCATION OF LOSSES:        Any realized losses will be allocated or covered as follows:
(i)     By Excess Cash Flow for the related Distribution Date;
(ii)    By reduction of the  Overcollateralization  Amount,  until reduced to zero (as further described in the prospectus supplement);
(iii)   To the Class M-9 Certificates, until reduced to zero;
(iv)    To the Class M-8 Certificates, until reduced to zero;
(v)     To the Class M-7 Certificates, until reduced to zero;
(vi)    To the Class M-6 Certificates, until reduced to zero;
(vii)   To the Class M-5 Certificates, until reduced to zero;
(viii)  To the Class M-4 Certificates, until reduced to zero;
(ix)    To the Class M-3 Certificates, until reduced to zero;
(x)     To the Class M-2 Certificates, until reduced to zero;
(xi)    To the Class M-1 Certificates, until reduced to zero; and
(xii)   To the Class A Certificates, on a pro rata basis, until reduced to zero.

PRELIMINARY
PROSPECTUS:           The Offered Certificates will be offered pursuant to a Preliminary Prospectus which includes a Preliminary Prospectus Supplement (together, the "Preliminary Prospectus").
                      Additional information with respect to the Offered Certificates and the Mortgage Loans
                      is contained in the Preliminary Prospectus.   The foregoing is qualified in its
                      entirety by the information appearing in the Preliminary Prospectus.

YIELD MAINTENANCE AGREEMENT

On the Closing Date, the Trustee will enter into a Yield Maintenance Agreement with HSBC Bank USA, National
Association. (the "Counterparty") for the benefit of the Offered Certificates. On each Distribution Date, payments under the Yield Maintenance Agreement will be made based on an amount equal to the lesser of  (a)
the notional amount set forth in the table below and (b) the outstanding certificate principal balance of the Class A and Class M Certificates immediately preceding that Distribution Date. In exchange for a fixed payment on the Closing Date, the Counterparty will be obligated to make monthly payments to the Trustee when one-month LIBOR exceeds the strike rate of 5.38% beginning with the Distribution Date in August 2006.
The Yield Maintenance Agreement will terminate after the Distribution Date in May 2011.

---------- ----------------- -------- -----------------
 PERIOD        NOTIONAL      PERIOD       NOTIONAL
             BALANCE ($)                BALANCE ($)
---------- ----------------- -------- -----------------
    1        620,490,000.00    32       173,910,263.45
    2        618,668,922.85    33       165,788,893.89
    3        611,825,941.65    34       158,018,748.28
    4        603,179,554.16    35       150,584,197.96
    5        592,737,086.77    36       143,472,441.03
    6        580,520,336.68    37       136,667,484.41
    7        566,566,074.70    38       136,667,484.41
    8        550,926,390.05    39       135,623,737.91
    9        533,672,012.23    40       130,052,011.55
   10        515,210,473.49    41       124,718,867.65
   11        495,664,386.21    42       119,613,779.14
   12        476,705,332.71    43       114,726,676.00
   13        458,449,081.13    44       110,047,936.08
   14        440,869,345.98    45       105,568,381.96
   15        423,940,831.89    46       101,279,249.70
   16        407,639,196.06    47        97,172,170.03
   17        391,941,012.20    48        93,239,150.23
   18        376,823,735.83    49        89,472,556.96
   19        362,265,670.93    50        85,865,099.83
   20        348,245,937.79    51        82,409,815.74
   21        334,743,106.78    52        79,100,053.95
   22        311,535,982.72    53        75,929,461.86
   23        289,144,350.91    54        72,891,971.37
   24        268,449,471.02    55        69,981,785.94
   25        249,276,164.65    56        67,193,368.23
   26        231,508,470.69    57        64,521,428.30
   27        220,388,525.63    58        61,960,912.35
   28        210,248,273.67    59                 0.00
   29        200,549,367.62
   30        191,272,941.02
   31        182,399,228.83
---------- ----------------- -------- -----------------

                                            RATING AGENCY CONTACTS

-----------------------------------------------------------------------------------------------------
                                   NAME                                       PHONE EXTENSION
-----------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------
 MOODY'S:                          Tim Gildner                                (212) 553-2919
 S&P:                              Michael Dougherty                          (212) 438-6891

                                      FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS FOR
                                                                         RASC SERIES 2006-EMX6 TRUST
                                               (Filed pursuant to Rule 433; SEC File No. 333-131209)
----------------------------------------------------------------------------------------------------

This Information was prepared by Residential Funding Securities, LLC in its capacity as underwriter.  This information should be considered only after reading the Statement Regarding
Assumptions as to Securities, Pricing Estimates and Other Information, which should be attached.
Do not use or rely on this information if you have not received and reviewed this Statement.  You may obtain a copy of the Statement from your sales representative.

GMAC RFC  [GRAPHIC OMITTED]

MLNUSA  [GRAPHIC OMITTED]

FREE WRITING PROSPECTUS CONTAINING COMPUTATIONAL MATERIALS

PART II OF II

$620,490,000 (APPROXIMATE)

RASC SERIES 2006-EMX6 TRUST
Issuing Entity

MORTGAGE LENDERS NETWORK USA, INC.
Originator and Subservicer

RESIDENTIAL ASSET SECURITIES CORPORATION
Depositor

RESIDENTIAL FUNDING SECURITIES, LLC
Master Servicer and Sponsor

HOME EQUITY MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
SERIES 2006-EMX6

July 19, 2006

                 GMAC RFC Securities  [GRAPHIC OMITTED][GRAPHIC OMITTED]

 ANY TRANSACTIONS IN THE CERTIFICATES WILL BE EFFECTED THROUGH RESIDENTIAL FUNDING SECURITIES CORPORATION.

EXPECTED TIMING:      Pricing Date:              On or about  July 20, 2006
                      Settlement Date:           On or about  July 28, 2006
                      First Payment Date:        August 25, 2006

STRUCTURE:            Fixed and ARMs:            Senior / Subordinated structure
                      Rating Agencies:           Moody's and S&P

AGGREGATE COLLATERAL SUMMARY

SUMMARY                                         TOTAL                        MINIMUM   MAXIMUM
Aggregate Current Principal Balance                         $655,853,424.12  $9,988.43 $994,598.85
Number of Mortgage Loans                                              4,060

Average Current Principal Balance                               $161,540.25
Weighted Average Original Loan-to-Value                              83.09%     7.00%    100.00%
Weighted Average Mortgage Rate                                        8.44%     5.80%     13.95%
Weighted Average Net Mortgage Rate                                    7.89%     5.25%     13.40%
Weighted Average Note Margin                                          5.57%     1.00%      8.80%
Weighted Average Maximum Mortgage Rate                               14.08%    11.80%     17.83%
Weighted Average Minimum Mortgage Rate                                8.08%     5.40%     11.83%
Weighted Average Term to Next Rate Adjustment
Date (months)                                                            24        17         59
Weighted Average Remaining Term to Stated
Maturity (months)                                                       339       108        359
Weighted Average Credit Score                                           623       493        816

WEIGHTED AVERAGE REFLECTED IN TOTAL
                                                                             PERCENT OF CUT-OFF
                                                                             DATE
                                                           RANGE             PRINCIPAL BALANCE
Product Type                                    Hybrid ARM                     80.10%
                                                Fixed                          19.90%

Lien                                            First                          89.15%
                                                Second                         10.85%

Property Type                                   Single Family (detached)       64.98%
                                                Townhouse/rowhouse              0.99%
                                                Condo-Low-Rise(Less than 5
                                                stories)                        7.30%
                                                Condo Mid-Rise (5 to 8
                                                stories)                        0.09%
                                                Condo High-Rise (9 stories
                                                or more)                        0.36%
                                                Detached PUD                   14.36%
                                                Attached PUD                    3.12%
                                                Two-to-four family units        8.79%

Occupancy Status                                Primary Residence              94.67%
                                                Second/Vacation                 2.56%
                                                Non Owner Occupied              2.76%

Documentation Type                              Full Documentation             61.83%
                                                Reduced Documentation          38.17%

Loans with Prepayment penalties                                                65.04%

Interest Only Percentage                                                        6.85%

Loans serviced by Mortgage Lenders Network
USA, Inc.                                                                     100.00%

                                 LIEN POSITION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
LIEN POSITION                         LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
First Lien                            2,678  $584,679,210     89.15%   $218,327       621      81.43%

Second Lien                           1,382    71,174,214     10.85      51,501       639       96.74

TOTAL:                                4,060   $655,853,424   100.00%   $161,540       623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                 PRODUCT TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PRODUCT TYPE                          LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
FRM                                    461   $48,269,362      7.36%   $104,706       632      80.13%

FRM 30/15 Balloon                     1,150   61,161,790      9.33     53,184        635       98.27

FRM 30/40 Balloon                      95     21,061,499      3.21     221,700       632       81.46

2YR Hybrid                             699    131,868,060     20.11    188,652       616       81.73

2YR Hybrid 30/15 Balloon                2     221,841         0.03     110,921       648       85.67

2YR Hybrid 40/30 Balloon              1,257   297,284,614     45.33    236,503       619       81.52

2YR Hybrid IO                          145    41,535,865      6.33     286,454       641       81.39

3YR Hybrid                             100    17,912,751      2.73     179,128       605       84.23

3YR Hybrid 40/30 Balloon               120    29,293,027      4.47     244,109       618       81.39

3YR Hybrid IO                          14     3,370,397       0.51     240,743       671       85.15

5YR Hybrid                              3     339,923         0.05     113,308       662       81.48

5YR Hybrid 40/30 Balloon               14     3,534,296       0.54     252,450       637       80.08

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623      83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                     CREDIT SCORE DISTRIBUTION OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  ORIGINAL
CREDIT SCORE RANGE                    LOANS     BALANCE      BALANCE    BALANCE      LTV
------------------------------------ -------- ------------- ---------- ---------- ----------
  1 - 499                               1      $99,693        0.02%    $99,693      69.00%

500 - 519                              103    18,292,237      2.79     177,595      78.24

520 - 539                              136    23,197,911      3.54     170,573      78.71

540 - 559                              140    27,556,082      4.20     196,829      81.08

560 - 579                              138    28,579,663      4.36     207,099      78.47

580 - 599                              480    69,597,584      10.61    144,995      82.65

600 - 619                              895    137,286,838     20.93    153,393      83.46

620 - 639                              846    136,127,516     20.76    160,907      84.21

640 - 659                              546    91,980,101      14.02    168,462      84.15

660 - 679                              316    55,693,995      8.49     176,247      83.71

680 - 699                              186    30,740,929      4.69     165,274      83.81

700 - 719                              114    16,350,210      2.49     143,423      83.28

720 - 739                              60     9,311,193       1.42     155,187      85.18

740 - 759                              51     5,877,890       0.90     115,253      85.41

760 or Greater                         48     5,161,582       0.79     107,533      86.64

TOTAL:                                4,060   $655,853,424   100.00%   $161,540     83.09%

As of the cut-off date, the weighted average credit score of the mortgage loans will be approximately
623.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
ORIGINAL MORTGAGE LOAN BALANCE ($)    LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
100,000 or less                       1,621   $85,333,955    13.01%    $52,643       627      91.77%

100,001 to 200,000                    1,205   177,697,975     27.09    147,467       618       81.26

200,001 to 300,000                     739    180,649,859     27.54    244,452       620       81.26

300,001 to 400,000                     276    95,569,016      14.57    346,265       622       82.65

400,001 to 500,000                     109    48,973,870      7.47     449,302       632       82.91

500,001 to 600,000                     63     34,547,945      5.27     548,380       634       82.12

600,001 to 700,000                     27     17,504,193      2.67     648,303       628       82.65

700,001 to 800,000                     16     12,004,547      1.83     750,284       616       84.23

800,001 to 900,000                      2     1,653,079       0.25     826,539       615       82.56

900,001 to 1,000,000                    2     1,918,985       0.29     959,493       673       80.67

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

As of the cut-off date, the average unpaid principal balance of the mortgage loans will be approximately $161,540.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              NET MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NET MORTGAGE RATES (%)                LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
5.000 - 5.499                           2      $581,498       0.09%   $290,749       665      51.70%

5.500 - 5.999                          65     18,499,448      2.82     284,607       649       78.18

6.000 - 6.499                          237    59,936,967      9.14     252,899       646       78.74

6.500 - 6.999                          397    93,213,074      14.21    234,794       635       80.02

7.000 - 7.499                          589    125,686,342     19.16    213,389       625       80.20

7.500 - 7.999                          566    110,492,349     16.85    195,216       625       82.41

8.000 - 8.499                          530    98,899,928      15.08    186,604       613       83.42

8.500 - 8.999                          264    44,340,180      6.76     167,955       596       83.66

9.000 - 9.499                          189    30,335,213      4.63     160,504       577       86.14

9.500 - 9.999                          117    12,679,706      1.93     108,374       597       92.42

10.000 - 10.499                        151    10,374,207      1.58     68,703        624       93.49

10.500 - 10.999                        196    11,479,288      1.75     58,568        645       93.62

11.000 - 11.499                        250    14,061,590      2.14     56,246        629       96.88

11.500 - 11.999                        233    11,344,926      1.73     48,691        621       98.57

12.000 - 12.499                        184    9,169,010       1.40     49,832        612       99.64

12.500 - 12.999                        78     4,247,657       0.65     54,457        609       99.31

13.000 - 13.499                        12     512,040         0.08     42,670        609      100.00

TOTAL:                                4,060   $655,853,424   100.00%   $161,540       623      83.09%

As of the cut-off date, the weighted average net mortgage rate of the mortgage loans was approximately 7.8907% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                          MORTGAGE RATES OF THE LOANS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MORTGAGE RATE (%)                     LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
5.500 - 5.999                           2       $581,498     0.09%    $290,749       665      51.70%

6.000 - 6.499                          52     15,336,572      2.34     294,934       650       78.46

6.500 - 6.999                          228    58,806,961      8.97     257,925       645       78.79

7.000 - 7.499                          359    83,079,570      12.67    231,419       636       79.62

7.500 - 7.999                          608    131,068,864     19.98    215,574       626       80.26

8.000 - 8.499                          548    107,724,166     16.43    196,577       627       82.48

8.500 - 8.999                          550    105,264,699     16.05    191,390       613       83.06

9.000 - 9.499                          274    45,906,195      7.00     167,541       598       83.46

9.500 - 9.999                          211    33,335,901      5.08     157,990       578       86.38

10.000 - 10.499                        111    12,750,348      1.94     114,868       593       91.67

10.500 - 10.999                        154    10,662,340      1.63     69,236        625       93.24

11.000 - 11.499                        176    10,219,339      1.56     58,064        646       94.15

11.500 - 11.999                        262    14,845,377      2.26     56,662        631       96.47

12.000 - 12.499                        228    11,395,573      1.74     49,981        622       98.26

12.500 - 12.999                        196    9,657,225       1.47     49,272        612       99.63

13.000 - 13.499                        86     4,505,206       0.69     52,386        607       99.10

13.500 - 13.999                        15     713,590         0.11     47,573        612      100.00

TOTAL:                                4,060   $655,853,424   100.00%   $161,540       623      83.09%

As of the cut-off date, the weighted average mortgage rate of the mortgage loans will be approximately 8.4407% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                            ORIGINAL LOAN-TO-VALUE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT
ORIGINAL LTV RATIO (%)                LOANS     BALANCE      BALANCE    BALANCE     SCORE
------------------------------------ -------- ------------- ---------- ---------- ----------
0.01 - 50.00                           54    $6,536,512       1.00%   $121,047       589

50.01 - 55.00                          36     6,532,490       1.00     181,458       599

55.01 - 60.00                          36     5,147,771       0.78     142,994       583

60.01 - 65.00                          47     8,625,111       1.32     183,513       569

65.01 - 70.00                          84     15,875,980      2.42     189,000       592

70.01 - 75.00                          101    21,168,066      3.23     209,585       596

75.01 - 80.00                         1,646   352,078,069     53.68    213,899       631

80.01 - 85.00                          195    41,509,380      6.33     212,869       601

85.01 - 90.00                          458    96,012,411      14.64    209,634       607

90.01 - 95.00                          156    24,118,943      3.68     154,609       636

95.01 - 100.00                        1,247   78,248,691      11.93    62,750        638
                                                                        $
TOTAL:                                4,060   $655,853,424   100.00%   161,540       623

As of the cut-off date, the weighted average loan-to-value ratio at origination of the mortgage loans was approximately 83.09%.
With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

              GEOGRAPHICAL DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
STATE                                 LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Alabama                                60     $5,434,445      0.83%    $90,574       614      84.89%

Arkansas                               19      1,951,637      0.30     102,718       621       85.85

Arizona                                184     28,858,804     4.40     156,841       626       82.12

California                             147     38,100,571     5.81     259,188       619       82.23

Colorado                               24      3,200,842      0.49     133,368       634       83.86

Connecticut                            217     31,319,209     4.78     144,328       621       83.22

District of Columbia                    6      1,830,830      0.28     305,138       586       85.86

Delaware                               25      3,996,581      0.61     159,863       615       86.09

Florida                                573     98,532,297     15.02    171,959       624       82.67

Georgia                                300     36,261,051     5.53     120,870       617       84.48

Idaho                                   6       775,573       0.12     129,262       620       80.57

Illinois                               195     32,050,270     4.89     164,360       621       83.86

Indiana                                15      1,741,490      0.27     116,099       579       88.93

Iowa                                    2        28,598       0.00     14,299        593      100.00

Kansas                                  5       385,906       0.06     77,181        624       85.40

Kentucky                               42      3,989,094      0.61     94,978        607       86.19

Louisiana                              35      3,891,254      0.59     111,179       610       85.67

Massachusetts                          263     47,406,489     7.23     180,253       635       82.17

Maryland                               218     48,938,601     7.46     224,489       619       81.61

Maine                                  42      3,678,193      0.56     87,576        632       85.42

Michigan                               56      5,796,687      0.88     103,512       613       85.19

Minnesota                              70      9,888,551      1.51     141,265       612       84.96

Missouri                               17      1,657,586      0.25     97,505        586       83.29

Mississippi                            11      1,068,216      0.16     97,111        621       85.10

Montana                                 1        85,471       0.01     85,471        626       93.00

North Carolina                         89      9,517,996      1.45     106,944       613       86.83

North Dakota                            2       122,856       0.02     61,428        607       84.00

Nebraska                                9       665,252       0.10     73,917        605       85.35

New Hampshire                          38      5,769,949      0.88     151,841       627       82.69

New Jersey                             198     41,798,303     6.37     211,103       628       83.02

New Mexico                             19      1,611,246      0.25     84,802        633       83.09

Nevada                                 71      11,419,808     1.74     160,842       633       83.78

New York                               211     53,572,630     8.17     253,899       637       82.04

Ohio                                   47      5,132,139      0.78     109,194       614       86.80

Oklahoma                               35      2,593,176      0.40     74,091        599       87.19

Oregon                                 28      4,030,985      0.61     143,964       633       84.93

Pennsylvania                           148     21,887,911     3.34     147,891       606       81.79

Rhode Island                           73      9,944,284      1.52     136,223       624       83.26

South Carolina                         38      5,161,791      0.79     135,837       616       83.97

South Dakota                            2       136,346       0.02     68,173        703       83.36

Tennessee                              110     10,612,314     1.62     96,476        613       84.66

Texas                                  56      5,767,994      0.88     103,000       622       84.03

Utah                                   34      4,208,278      0.64     123,773       618       81.49

Virginia                               191     34,918,995     5.32     182,822       617       82.75

Vermont                                 8       277,975       0.04     34,747        748       94.72

Washington                             59      8,743,269      1.33     148,191       629       83.16

Wisconsin                              52      6,239,811      0.95     119,996       603       86.64

West Virginia                           7       656,499       0.10     93,786        593       87.99

Wyoming                                 2       195,372       0.03     97,686        600       80.44

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                             MORTGAGE LOAN PURPOSE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
LOAN PURPOSE                          LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Purchase                              2,096  $313,839,750    47.85%   $149,733       637       83.95%

Rate/Term Refinance                    27     4,491,129       0.68     166,338       617       86.40

Equity Refinance                      1,937   337,522,545     51.46    174,250       609       82.25

TOTAL:                                4,060   $655,853,424   100.00%   $161,540       623      83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                       MORTGAGE LOAN DOCUMENTATION TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
DOCUMENTATION                         LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Full Documentation                    2,539  $405,539,974     61.83%  $159,724       615       82.85%

Reduced Documentation                 1,521   250,313,450     38.17    164,572       634       83.49

TOTAL:                                4,060   $655,853,424   100.00%   $161,540       623      83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                                OCCUPANCY TYPE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
OCCUPANCY TYPE                        LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Primary Residence                     3,871  $620,925,114    94.67%   $160,404       621      83.10%

Second/Vacation                        94     16,818,215      2.56     178,917       655       84.86

Non-Owner Occupied                     95     18,110,095      2.76     190,633       636       81.36

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                           MORTGAGED PROPERTY TYPES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PROPERTY TYPE                         LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Single-family detached                2,765  $426,171,835    64.98%   $154,131       618       82.94%

Townhouse                              53     6,484,436       0.99     122,348       614       82.78

Condo-Low-Rise(Less than 5 stories)    339    47,906,698      7.30     141,318       639       83.15

Condo Mid-Rise (5 to 8 stories)         4     591,705         0.09     147,926       644       89.64

Condo High-Rise (9 stories or more)    10     2,393,461       0.36     239,346       644       83.06
Planned Unit Developments
(detached)                             511    94,185,778      14.36    184,317       621       83.71
Planned Unit Developments
(attached)                             130    20,489,510      3.12     157,612       624       82.64

Two-to-four family units               248    57,630,000      8.79     232,379       641       83.27

TOTAL:                                4,060   $655,853,424   100.00%   $161,540      623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                 CREDIT GRADES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
AGGREGATE CREDIT GRADE                LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
A4                                    1,844  $319,964,249     48.79%  $173,516       627       83.44%

A5                                    1,529   202,176,392     30.83    132,228       635       83.94

AX                                     297    61,716,342      9.41     207,799       602       81.67

AM                                     169    32,181,234      4.91     190,422       583       81.23

B                                      57     11,187,660      1.71     196,275       576       78.83

C                                      164    28,627,547      4.36     174,558       594       80.03

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                           PREPAYMENT PENALTY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
PREPAYMENT PENALTY TERM               LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
None                                  1,658  $229,300,476     34.96%  $138,299       626       84.33%

12 Months                              342    84,976,137      12.96    248,468       630       82.20

24 Months                             1,562   276,767,911     42.20    177,188       618       82.33

36 Months                              498    64,808,900      9.88     130,138       619       83.16

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                              INTEREST ONLY TERMS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
INTEREST ONLY TERM                    LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
None                                  3,901  $610,947,162    93.15%   $156,613       621       83.20%

60 Months                              158    44,630,353      6.80     282,471       644       81.68

120 Months                              1     275,909         0.04     275,909       608       80.00

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                                 NOTE MARGINS OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NOTE MARGIN (%)                       LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,706  $130,492,651    19.90%    $76,490       633       88.85%

1.000 - 1.499                           1     155,726         0.02     155,726       534       60.00

1.500 - 1.999                           1     49,971          0.01     49,971        578       59.00

2.000 - 2.499                           1     233,648         0.04     233,648       620       90.00

2.500 - 2.999                           1     172,899         0.03     172,899       655       94.00

3.000 - 3.499                           4     1,025,150       0.16     256,287       642       65.39

3.500 - 3.999                          48     14,219,338      2.17     296,236       646       79.46

4.000 - 4.499                          190    49,662,886      7.57     261,384       643       79.07

4.500 - 4.999                          304    72,624,312      11.07    238,896       636       80.12

5.000 - 5.499                          529    115,759,635     17.65    218,827       626       80.69

5.500 - 5.999                          437    102,596,311     15.64    234,774       623       81.84

6.000 - 6.499                          421    89,504,999      13.65    212,601       610       83.26

6.500 - 6.999                          211    41,580,564      6.34     197,064       597       82.34

7.000 - 7.499                          144    26,258,856      4.00     182,353       575       86.01

7.500 - 7.999                          54     10,037,462      1.53     185,879       566       90.86

8.000 - 8.499                           7     1,309,537       0.20     187,077       543       84.25

8.500 - 8.999                           1     169,479         0.03     169,479       626      100.00

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

As of the cut-off date, the weighted average note margin of the adjustable rate mortgage loans was approximately 5.5687% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio .

                            MAXIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATE (%)             LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,706  $130,492,651    19.90%    $76,490       633       88.85%

11.000 - 11.999                         2     581,498         0.09     290,749       665       51.70

12.000 - 12.999                        245    64,563,170      9.84     263,523       644       79.08

13.000 - 13.999                        840    191,358,510     29.18    227,808       629       80.30

14.000 - 14.999                        850    189,020,881     28.82    222,378       618       82.54

15.000 - 15.999                        349    68,327,446      10.42    195,781       585       84.31

16.000 - 16.999                        63     10,732,367      1.64     170,355       567       90.86

17.000 - 17.999                         5     776,901         0.12     155,380       559       80.46

TOTAL:                                4,060   $655,853,424   100.00%   $161,540       623      83.09%

As of the cut-off date, the weighted average maximum mortgage rate of the adjustable rate loans was approximately 14.0776% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                            MINIMUM MORTGAGE RATES OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
MINIMUM MORTGAGE RATES (%)            LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,706   $130,492,651   19.90%    $76,490       633       88.85%

5.000 - 5.999                           3     829,157         0.13     276,386       667       60.15

6.000 - 6.999                          245    64,563,170      9.84     263,523       644       79.08

7.000 - 7.999                          839    191,110,851     29.14    227,784       629       80.30

8.000 - 8.999                          850    189,020,881     28.82    222,378       618       82.54

9.000 - 9.999                          349    68,327,446      10.42    195,781       585       84.31

10.000 - 10.999                        63     10,732,367      1.64     170,355       567       90.86

11.000 - 11.999                         5     776,901         0.12     155,380       559       80.46

TOTAL:                                4,060   $655,853,424   100.00%   $161,540      623       83.09%

As of the cut-off date, the weighted average minimum mortgage rate of the adjustable rate mortgage loans was approximately 8.0764% per annum.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                      NEXT INTEREST RATE ADJUSTMENT DATE OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
NEXT INTEREST ADJUSTMENT DATE         LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
Fixed Rate Mortgages                  1,706   $130,492,651   19.90%   $76,490        633       88.85%

December-2007                           2     165,343         0.03     82,672        643       80.00

February 2008                           4     635,059         0.10     158,765       597       73.99

March 2008                             20     4,185,854       0.64     209,293       627       77.18

April 2008                             102    21,930,378      3.34     215,004       628       79.36

May 2008                              1,074   234,621,253     35.77    218,456       620       81.48

June 2008                              901    209,372,492     31.92    232,378       620       82.01

March 2009                              1     123,788         0.02     123,788       630       80.00

April 2009                              7     1,026,642       0.16     146,663       592       85.61

May 2009                               130    27,852,513      4.25     214,250       609       81.61

June 2009                              96     21,573,232      3.29     224,721       629       83.86

May 2011                                9     1,825,221       0.28     202,802       632       77.92

June 2011                               8     2,048,998       0.31     256,125       645       82.24
                                                                        $
TOTAL:                                4,060   $655,853,424   100.00%   161,540       623      83.09%

As of the cut-off date, the weighted average months to the next interest rate adjustment date of the adjustable rate mortgage loans will be approximately 24.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.

                             DEBT TO INCOME RATIO OF THE AGGREGATE LOANS
                                                                                  WEIGHTED   WEIGHTED
                                     NUMBER                 % OF       AVERAGE    AVERAGE    AVERAGE
                                     OF        PRINCIPAL    PRINCIPAL  PRINCIPAL  CREDIT     ORIGINAL
DTI                                   LOANS     BALANCE      BALANCE    BALANCE     SCORE       LTV
------------------------------------ -------- ------------- ---------- ---------- ---------- ----------
20.00 or Less                          159   $30,063,660     4.58%    $189,080       622      81.77%

20.01 - 25.00                          120    17,867,891      2.72     148,899       619       81.93

25.01 - 30.00                          201    31,036,252      4.73     154,409       614       81.64

30.01 - 35.00                          342    52,361,631      7.98     153,104       621       82.21

35.01 - 40.00                          535    76,076,100      11.60    142,198       623       83.24

40.01 - 45.00                          876    136,806,418     20.86    156,172       627       83.09

45.01 - 50.00                         1,011   156,660,999     23.89    154,956       625       83.42

50.01 - 55.00                          816    154,980,474     23.63    189,927       619       83.67

TOTAL:                                4,060   $655,853,424   100.00%  $161,540       623       83.09%

As of the cut-off date, the weighted average debt-to-income ratio of the mortgage loans was approximately 42.70%.

With respect to the Junior Lien Loans, the table was calculated using the Combined-Loan-to-Value ratio.